                                                                  Exhibit 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the 1997 Equity Participation Plan of Owens-Illinois, Inc. of our report dated March 28, 1997, with respect to the consolidated financial statements of AVIR S.p.A. as of and for the year ended December 31, 1996, which report appears in the Form 8-K/A of Owens-Illinois, Inc. dated May 9, 1997.


                                    Arthur Andersen S.p.A.


Milan, Italy
March 6, 1998